Exhibit 99.1

Ritter Pharmaceuticals Announces Appointment of Andrew J. Ritter as Chief Executive Officer

LOS ANGELES (June 27, 2018) – Ritter Pharmaceuticals, Inc. (Nasdaq: RTTR) (“Ritter Pharmaceuticals” or the “Company”), a developer of innovative therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases with an initial focus on the development of RP-G28, a drug candidate with the potential to be the first FDA-approved treatment for lactose intolerance (LI), today announced that Andrew J. Ritter has been appointed to the position of CEO, effective June 27, 2018, succeeding Michael D. Step, who will remain on the Company’s board of directors and serve as a consultant to the company.

“As the Company moves forward with the development of RP-G28 by initiating the “Liberatus” study, the first pivotal Phase 3 trial of this important new potential therapy, I am confident that as CEO, Andrew Ritter will continue to guide the Company towards the successful execution and completion of this program,” said departing CEO, Michael D. Step.

Andrew Ritter co-founded Ritter Pharmaceuticals in 2007 as a result of his own personal affliction with lactose intolerance. Mr. Ritter directed a team of clinical, manufacturing, and regulatory professionals to develop the Company’s lead product candidate, RP-G28 and, since 2014, he has served as the Company’s President. In this role, he developed the scientific foundation for the Company and recruited a Medical Board comprised of world-class lactose intolerance and gastrointestinal disease experts. He played a major role in the Company’s successful Initial Public Offering (IPO) in 2015 and has led the team in additional, successful financing rounds both before and subsequent to the IPO. Mr. Ritter holds an MBA with an emphasis in Finance from The Wharton School, University of Pennsylvania.

Over the past year, Ritter Pharmaceuticals has been diligently building its executive team as it prepares for late stage clinical development of RPG-28. The appointment of Mr. Ritter as CEO comes on the heels of recent key hires, including John Beck, former CFO of Ardea Biosciences as chief financial officer and Diane Plotkin, Ph.D. as vice president of clinical development. Dr. Plotkin brings extensive late-stage clinical development expertise to the team as a result of her prior experiences in similar roles at Merck and ActivX.

“Our goal is to make Ritter Pharmaceuticals a leader in gastrointestinal disease treatments. With Andrew Ritter’s planned succession to the role of CEO and these key additions in place, the management team is well positioned to ensure a smooth transition of RP-G28 into Phase 3 development and to create continued shareholder value,” added Ira E. Ritter, co-founder and executive chairman. Finally, I would like to thank Mike Step for his service as the Company’s CEO and we are pleased that he will remain on our Company’s board of directors and continue to work closely with us to help us execute our strategy as a consultant.”

About Ritter Pharmaceuticals

Ritter Pharmaceuticals, Inc. (www.RitterPharma.com, @RitterPharma) develops novel therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases. The Company’s lead product candidate, RP-G28, has the potential to become the first FDA-approved treatment for lactose intolerance, a condition that affects millions of people worldwide. RP-G28 has been studied in Phase 2 trials and entered Phase 3 clinical development in the second quarter of 2018. The Company is further exploring the therapeutic potential that gut microbiome changes may have on treating/preventing a variety of diseases including: gastrointestinal diseases, cancer, metabolic, and liver disease.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that express the current beliefs and expectations of Ritter Pharmaceuticals’ management, including statements regarding the management transition and the timing and commencement of our first Phase 3 clinical trial. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. Factors that could affect our actual results are included in the periodic reports on Form 10-K and Form 10-Q that we file with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

Contacts

Investor Contact:

John Beck
310-203-1000
john@ritterpharma.com

Media Contact:

Jules Abraham
CoreIR

917-885-7378

julesa@coreir.com